Exhibit 99.4

Annual Shareholder Meeting

October 30, 2007

Forward Looking Statements

The statements made in this document contain certain forward-looking statements. Words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates” or variations of such words and similar expressions, are intended to identify such forward-
looking statements. The forward-looking statements contained in this release may involve numerous risks and uncertainties, known and unknown, beyond the Company’s control.
Such risks and uncertainties may include: the ability of the Company to develop its products; the ability of the Company to obtain regulatory and shareholder approval of a merger with Bracco Diagnostics, Inc, satisfaction of all conditions required for successful closing of the merger transaction, unexpected costs or liabilities resulting from the merger transaction, and adverse impact on the Company’s business, if any, resulting from uncertainty surrounding the merger transaction; future actions by the FDA or other regulatory agencies, overall economic conditions, general market conditions, price increases of raw materials and components, foreign currency exchange rate fluctuations as well as the risk factors listed from time to time in the SEC filings of E-Z-EM, Inc., including but not limited to its Annual Report on Form 10-K for the fiscal year ended June
2, 2007 and its Form 10-Q for the quarter ended September 1, 2007. Consequently, actual future results may differ materially from the anticipated results expressed in the forward-
looking statements, and investors are cautioned not to place undue reliance on the forward-looking statements included in this release.

EZEM Announcement

EZEM announced today the signing of a merger agreement with

   Bracco Diagnostic Inc,

The merger agreement calls for Bracco Inc to acquire all of EZEM outstanding shares for $21.00/share with a total cash transaction value of

  $241M.

EZEM BOD approved the transaction and recommends adoption by the shareholders.

As noted in our press release, RBC supported the BOD over the last year and has provided a fairness opinion to the BOD.

BOD believes that this is the best way to provide for shareholder value.

Transaction is expected to close sometime in early ‘08 following

Shareholder approval and customary regulatory approval.

BRACCO

LIFE FROM INSIDE

EZ EM®

Visualize a healthier world

What does this mean in the market.

EZEM, Bracco combination will provide a  comprehensive  set of Solutions for the Diagnostic Imaging market.

MR, CT, X-ray, OralContrast, Contrast delivery Systems, POC, NM,

Global Presence.

Ability to compete effectively in a highly competitive environment.

Merger of World Class Benefits.

Additional Information and Where to Find It

In connection with the proposed merger, a proxy statement of E-Z-EM, Inc and other materials will be filed with the SEC. INVESTORS ARE URGED TO READ THE PROXY
STATEMENT AND MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY
WILL CONTAIN IMPORTANT INFORMATION ABOUT E-Z-EM, INC.  AND THE
PROPOSED MERGER TRANSACTION. The Proxy Statement and other relevant materials, and any other documents filed by E-Z-EM, Inc.  with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC by E-Z-EM, Inc. by directing a written request to: E-Z-EM, Inc., 1111 Marcus Avenue, Suite LL26, Lake
Success, NY 11042, Attention: Chief Legal Officer. Investors are urged to read the
Proxy Statement and the other relevant materials before making any voting or investment decision with respect to the proposed merger.

Participants in the Solicitation

E-Z-EM, Inc., and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed merger. Information about those executive officers and directors of E-Z-
EM, Inc. and their ownership of common stock of the Company is set forth in the
Company's Form 10-K for the fiscal year ended June 2, 2007, and the proxy statement for the Company's 2007 Annual Meeting of shareholders, which was filed with the SEC on September 28, 2007. More detailed information regarding the identity of potential participants, and their direct or indirect interest, by securities or otherwise, will be set forth in the proxy statement and other material to be filed with the SEC in connection with the proposed transaction.